Exhibit 99.1

InfraREIT, Inc. 1900 North Akard Street Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports Second Quarter 2018 and Year-to-Date Results

DALLAS, TEXAS, Aug. 1, 2018—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the second quarter and first half of 2018 and provided the Company’s financial outlook.

For the second quarter of 2018, InfraREIT reported the following highlights:

•	Net income was $23.9 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share (“EPS”) was $0.39 per share
•	Non-GAAP earnings per share (“Non-GAAP EPS”) was $0.29 per share
•	Funds from operations (“FFO”) was $35.9 million and FFO on an adjusted basis (“AFFO”) was $29.1 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized

Guidance:

•	2018 EPS range of $1.36 to $1.46
•	2018 Non-GAAP EPS range of $1.22 to $1.32
•	Expect to maintain the Company’s quarterly cash dividend of $0.25 per share, or $1.00 per share annualized through 2018
•	Earnings and dividend guidance assumes the existing lease payments continue as scheduled and that InfraREIT maintains its real estate investment trust (“REIT”) status throughout 2018
•	Footprint capital expenditures range of $70 million to $160 million for the period of 2018 through 2020

“We remain focused on executing our business strategy,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “We are committed to investing in infrastructure needed to support the ERCOT transmission grid and the vibrant Texas economy.  At the same time, we continue to pursue possible De-REIT alternatives,” added Campbell.

Second Quarter 2018 Results

Lease revenue, consisting of only base rent, increased 18 percent to $47.8 million for the three months ended June 30, 2018, compared to $40.4 million for the same period in 2017.  The increase in lease revenue was driven by the change in the allocation of the total rent components between base and percentage rent and additional assets under lease.  There was no percentage rent recognized during the second quarter of 2018 or 2017.

Net income was $23.9 million in the second quarter of 2018, compared to net income of $10.1 million in the second quarter of 2017.  Net income attributable to InfraREIT, Inc. common stockholders was $0.39 per share during the second quarter of 2018 compared to $0.17 per share during the same period in 2017.  The $13.8 million increase in net income was a result of a $7.4 million increase in lease revenue, $5.6 million benefit from the Texas franchise tax settlement, $1.0 million decrease in depreciation expense and $0.4 million increase in other income, net partially offset by a $1.0 million increase in interest expense, net.  Additionally, the decrease in general and administrative expense contributed $0.3 million to net income.  During the second quarter of 2018, the Company incurred a $1.2 million professional services fee associated with the settlement of its Texas franchise taxes and a $0.4 million net increase in expenses primarily due to InfraREIT’s continued review of its De-REIT alternatives and decreased management fees.  During the second quarter of 2017, InfraREIT incurred $1.9 million of professional services fees related to the asset exchange transaction completed during the fourth quarter of 2017 (“Asset Exchange Transaction”).

Non-GAAP EPS was $0.29 per share for the second quarter of 2018 compared to $0.20 per share for the second quarter of 2017, representing an increase of 45 percent.  The drivers of growth in Non-GAAP EPS were due to an increase in lease revenue of $7.4 million, an increase of $0.4 million in other income, net and a $1.0 million decrease in depreciation expense offset by a $2.4 million base rent adjustment reduction, an increase of $1.0 million in interest expense, net and a $0.4 million net increase in general and administrative expense.  FFO was $35.9 million for the second quarter of 2018, compared to $23.1 million for the same period in 2017, representing an increase of $12.8 million.  For the second quarter of 2018, AFFO was $29.1 million, compared to $25.4 million for the same period in 2017, representing an increase of 15 percent.

First Half of 2018 Results

Lease revenue, consisting of only base rent, increased 17 percent to $93.5 million for the six months ended June 30, 2018, compared to $80.0 million for the same period in 2017.  The increase in lease revenue was driven by the change in the allocation of the total rent components between base and percentage rent and additional assets under lease.  There was no percentage rent recognized during the first half of 2018 or 2017 as Sharyland Utilities, L.P.’s (“Sharyland”) year-to-date adjusted gross revenue did not exceed the annual specified breakpoints under the Company’s leases.  The Company expects to begin recognizing percentage rent during the third quarter of 2018.

Net income was $41.7 million in the first half of 2018, compared to net income of $21.1 million for the same period in 2017.  Net income attributable to InfraREIT, Inc. common stockholders was $0.69 per share for the six months ended June 30, 2018 compared to $0.35 per share during the same period in 2017.  The $20.6 million increase in net income is a result of a $13.5 million increase in lease revenue, $5.6 million benefit from the Texas franchise tax settlement, $2.1 million decrease in depreciation expense and $1.1 million increase in other income, net partially offset by a $1.9 million increase in interest expense, net.  Additionally, the decrease in general and administrative expense contributed $0.1 million to net income.  During 2018, the Company incurred a $1.2 million professional services fee associated with the settlement of the Company’s Texas franchise taxes and a $1.0 million net increase in expenses primarily due to InfraREIT’s continued review of its De-REIT alternatives, evaluation of the impacts of the Tax Cuts and Jobs Act, Asset Exchange Transaction expenses and decreased management fees.  During 2017, the Company incurred $0.4 million of regulatory expenses and $1.9 million of professional services fees related to the Asset Exchange Transaction.

Non-GAAP EPS was $0.58 per share for the first half of 2018 compared to $0.40 per share for the first half of 2017, representing an increase of 45 percent.  The drivers of growth in Non-GAAP EPS were due to an increase in lease revenue of $13.5 million, an increase of $1.1 million in other income, net and a $2.1 million decrease in depreciation expense offset by a $3.4 million base rent adjustment reduction, an increase of $1.9 million in interest expense, net and a $0.6 million net increase in general and administrative expense.  FFO was $65.3 million for the first half of 2018, compared to $46.8 million for the same period in 2017, representing an increase of $18.5 million.  For the first six months of 2018, AFFO was $57.7 million, compared to $50.0 million for the same period in 2017, representing an increase of 15 percent.

Liquidity and Capital Resources

As of June 30, 2018, the Company had $2.1 million of unrestricted cash and cash equivalents and $225.5 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

EPS is projected in the range of $1.36 to $1.46 for 2018, updated to reflect the impact of the Texas franchise tax settlement and related costs.  Non-GAAP EPS is estimated in the range of $1.22 to $1.32 for 2018.  The difference between Non-GAAP EPS and EPS is due to adjustments related to straight-line rent; expenses associated with the Asset Exchange Transaction; professional services fee related to the Texas franchise tax settlement; and the removal of the accrued taxes, penalties and interest related to the Texas franchise tax settlement.  InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through 2018.  These forecasted amounts assume that InfraREIT maintains its REIT status throughout 2018 and that the existing lease payments are made by Sharyland as scheduled during 2018.

The Company estimates footprint capital expenditures in the following ranges over the next three years: $50 million to $80 million for 2018; $10 million to $30 million for 2019; and $10 million to $50 million for 2020.  The footprint capital expenditures range for 2019 was updated to reflect the anticipated timing of the third synchronous condenser.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Company Structure Review

As previously disclosed, InfraREIT’s Board of Directors completed its initial review of the Company’s REIT status and directed management to pursue an alternative structure that would involve, among other things, terminating InfraREIT’s REIT status and opting for a traditional C-corporation structure (a “De-REIT alternative”).  Any De-REIT alternative could involve one or more of the following: combining Sharyland with Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), terminating the leases between SDTS and Sharyland, terminating the Company’s operating partnership, and/or other negotiations with Hunt Consolidated, Inc. (“Hunt”), including terminating or renegotiating the Company’s management agreement and development agreement, and engaging in related negotiations.  As further disclosed, in tandem with our evaluation of a De-REIT alternative, the Conflicts

Committee continues to monitor Hunt’s Schedule 13D filings regarding their intentions with respect to InfraREIT, including those described below.  It is possible that any transaction that might be proposed as a result of the efforts described in Hunt’s Schedule 13D filings regarding InfraREIT could serve as the De-REIT alternative that InfraREIT ultimately chooses.

There is no specific timeline set for completing the evaluation of a De-REIT alternative, and the Company expects to continue operating as a REIT until the execution of a De-REIT alternative, if any.  Hunt has informed the Company that it agrees with the Board’s direction.

Hunt Consolidated, Inc.’s Schedule 13D

In January 2018, Hunt filed an amendment to its Schedule 13D with the U.S. Securities and Exchange Commission (“SEC”) stating its intent to focus on evaluating and developing a “going private” transaction with respect to InfraREIT.  On May 24, 2018, Hunt further amended its Schedule 13D (“13D Amendment”).  According to the 13D Amendment, Hunt did not believe that a “going private” transaction was likely to be viable, although Hunt may elect to consider and pursue such a transaction in the future.

As described in the 13D Amendment, during Hunt’s discussions with various parties about participating in a “going private” transaction, certain parties expressed interest in a possible direct acquisition of InfraREIT as an alternative to a “going private” transaction. Hunt further disclosed that it was engaged in discussions with potential third-party acquirers regarding certain transactions and arrangements that would be implemented in connection with an acquisition of InfraREIT by a third party (“Third-Party Acquisition”).  Hunt noted that these arrangements may include the possible termination of certain agreements between Hunt and its subsidiaries and affiliates, including Sharyland, and InfraREIT.

No assurances can be given that InfraREIT will agree to any transaction proposed as a result of the efforts described in Hunt’s 13D Amendment or that any De-REIT alternatives will be executed.  InfraREIT’s Board of Directors and the Conflicts Committee intend to explore various De-REIT alternatives and will carefully consider any proposal that may be submitted to the Company in conjunction with the efforts described in Hunt’s 13D Amendment.  InfraREIT’s Board of Directors and its Conflicts Committee are committed to advancing the interests of its stockholders.

InfraREIT does not plan to provide further updates on the status of any Third-Party Acquisition or other De-REIT alternative. If any agreement is reached, or if Hunt further updates its Schedule 13D, InfraREIT will provide additional information at that time.

Dividends and Distributions

On June 1, 2018, InfraREIT’s Board of Directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on June 29, 2018, which were paid on July 19, 2018.

Hunt Project Quarterly Updates

InfraREIT’s quarterly “Hunt Project Updates” can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections and in the “Q2 2018 Results & Supplemental Information” presentation posted on the Company’s Web site.

Conference Call and Webcast

As previously announced, management will host a teleconference call on August 1, 2018, at 10 a.m. U.S. Central Time (11 a.m. U.S. Eastern Time).  David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162 (access code: 10118255) or via the Internet at www.InfraREITInc.com.  A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088 (access code: 10118255), for a seven-day period following the call.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted principles in the United States of America (“GAAP”). In particular, InfraREIT uses Non-GAAP EPS, FFO and AFFO as important supplemental measures of the Company’s operating performance.  InfraREIT is no longer including cash available for distribution (“CAD”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); and Adjusted EBITDA.  The Company presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. Reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

InfraREIT offers these measures to assist users in assessing the Company’s operating performance under GAAP, but these measures are non-GAAP measures and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measures determined in accordance with GAAP, nor are they indicative of funds available to fund the Company’s cash needs, including capital expenditures, make payments on the Company’s indebtedness or make distributions.  In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies and, accordingly, may not be comparable to similar measures as calculated by other companies.  Investors should not rely on these measures as a substitute for any GAAP measure, including net income, cash flows from operating activities or revenues.  Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is engaged in owning and leasing rate-regulated electric transmission assets in the state of Texas and is structured as a real estate investment trust. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations and include projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, capital expenditures, AFFO-to-debt ratios, capitalization matters and other forecasted metrics and statements regarding a potential De-REIT alternative. The assumptions and estimates underlying the forward-looking statements included in this press release are inherently uncertain and, though considered reasonable by InfraREIT’s management team as of the date of its preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in this press release. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (b) the impact of any De-REIT alternative; (c) the implications of the Company’s relationships with HCI and its affiliates on any transaction or arrangement that may be proposed with respect to InfraREIT’s business or structure; (d) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependency on the tenant’s solvency and financial and operating performance; (e) the amount of available investment to grow the Company’s rate base; (f) the Company’s ability to negotiate future rent payments or to renew leases with its tenant; (g) insufficient cash available to meet distribution requirements; and (h) the effects of existing and future tax and other laws and governmental regulations.  These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the SEC. For the above reasons, there can be no assurance that any forward-looking statements included herein will prove to be indicative of the Company’s future performance or that actual results will not differ materially from those presented. In no event should the inclusion of forecasted financial information in this press release be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Base rent	$47,827	$40,422	$93,483	$80,046
Percentage rent	—	—	—	—
Total lease revenue	47,827	40,422	93,483	80,046
Operating costs and expenses
General and administrative expense	6,631	6,866	12,719	12,847
Depreciation	11,992	12,982	23,569	25,669
Total operating costs and expenses	18,623	19,848	36,288	38,516
Income from operations	29,204	20,574	57,195	41,530
Other (expense) income
Interest expense, net	(11,070)	(10,141)	(21,744)	(19,839)
Other income, net	374	17	1,107	20
Total other expense	(10,696)	(10,124)	(20,637)	(19,819)
Income before income taxes	18,508	10,450	36,558	21,711
Income tax (benefit) expense	(5,428)	321	(5,142)	565
Net income	23,936	10,129	41,700	21,146
Less: Net income attributable to noncontrolling interest	6,602	2,821	11,502	5,889
Net income attributable to InfraREIT, Inc.	$17,334	$7,308	$30,198	$15,257
Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.39	$0.17	$0.69	$0.35
Diluted	$0.39	$0.17	$0.69	$0.35
Cash dividends declared per common share	$0.25	$0.25	$0.50	$0.50
Weighted average common shares outstanding (basic shares)	43,961	43,778	43,897	43,776
Redemption of operating partnership units	—	—	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,961	43,778	43,897	43,776
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income attributable to noncontrolling interest	$6,602	$2,821	$11,502	$5,889
Redemption of operating partnership units	16,743	16,897	16,807	16,899

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$2,102	$2,867
Restricted cash	1,685	1,683
Due from affiliates	32,423	35,172
Inventory	7,302	6,759
Prepaids and other current assets	1,039	2,460
Total current assets	44,551	48,941
Electric Plant, net	1,788,991	1,772,229
Goodwill	138,384	138,384
Other Assets	32,188	34,314
Total Assets	$2,004,114	$1,993,868
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$22,955	$21,230
Short-term borrowings	99,500	41,000
Current portion of long-term debt	7,957	68,305
Dividends and distributions payable	15,176	15,169
Accrued taxes	491	5,633
Total current liabilities	146,079	151,337
Long-Term Debt, Less Deferred Financing Costs	837,486	841,215
Regulatory Liabilities	108,023	100,458
Total liabilities	1,091,588	1,093,010
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,962,167 and 43,796,915 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	440	438
Additional paid-in capital	709,488	706,357
Accumulated deficit	(41,510)	(49,728)
Total InfraREIT, Inc. equity	668,418	657,067
Noncontrolling interest	244,108	243,791
Total equity	912,526	900,858
Total Liabilities and Equity	$2,004,114	$1,993,868

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net income	$41,700	$21,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,569	25,669
Amortization of deferred financing costs	2,142	2,030
Allowance for funds used during construction - other funds	(1,094)	—
Equity based compensation	320	285
Changes in assets and liabilities:
Due from affiliates	2,749	5,227
Inventory	(543)	104
Prepaids and other current assets	(211)	(296)
Accounts payable and accrued liabilities	(3,390)	1,986
Net cash provided by operating activities	65,242	56,151
Cash flows from investing activities
Additions to electric plant	(31,699)	(91,601)
Proceeds from asset exchange transaction	1,632	—
Net cash used in investing activities	(30,067)	(91,601)
Cash flows from financing activities
Proceeds from short-term borrowings	92,500	65,500
Repayments of short-term borrowings	(34,000)	(203,000)
Proceeds from borrowings of long-term debt	—	200,000
Repayments of long-term debt	(64,093)	(3,869)
Deferred financing costs	—	(801)
Dividends and distributions paid	(30,345)	(30,330)
Net cash (used in) provided by financing activities	(35,938)	27,500
Net decrease in cash, cash equivalents and restricted cash	(763)	(7,950)
Cash, cash equivalents and restricted cash at beginning of period	4,550	19,294
Cash, cash equivalents and restricted cash at end of period	$3,787	$11,344

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, which includes (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) adding back the transaction costs related to the Asset Exchange Transaction; (c) adding back the professional services fee related to the franchise tax settlement with the state of Texas; and (d) removing the effect of the Texas franchise tax settlement.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following tables set forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended June 30, 2018		Three Months Ended June 30, 2017
(In thousands, except per share amounts, unaudited)	Amount	Per Share (5)	Amount	Per Share (7)
Net income attributable to InfraREIT, Inc.	$17,334	$0.39	$7,308	$0.17
Net income attributable to noncontrolling interest	6,602	0.39	2,821	0.17
Net income	23,936	0.39	10,129	0.17
Base rent adjustment (1)	(2,021)	(0.03)	342	—
Transaction costs (2)	—	—	1,937	0.03
Texas franchise tax professional services fee (3)	1,196	0.02	—	—
Texas franchise tax settlement (4)	(5,633)	(0.09)	—	—
Non-GAAP net income	$17,478	$0.29	$12,408	$0.20

	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017
(In thousands, except per share amounts, unaudited)	Amount	Per Share (6)	Amount	Per Share (7)
Net income attributable to InfraREIT, Inc.	$30,198	$0.69	$15,257	$0.35
Net income attributable to noncontrolling interest	11,502	0.69	5,889	0.35
Net income	41,700	0.69	21,146	0.35
Base rent adjustment (1)	(2,141)	(0.04)	1,299	0.02
Transaction costs (2)	151	—	1,937	0.03
Texas franchise tax professional services fee (3)	1,196	0.02	—	—
Texas franchise tax settlement (4)	(5,633)	(0.09)	—	—
Non-GAAP net income	$35,273	$0.58	$24,382	$0.40

(1)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP.  The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(2)

This adjustment reflects the transaction costs related to the Asset Exchange Transaction. These costs are exclusive of the Company’s routine business operations or typical rate case costs and have been excluded to present additional insights on InfraREIT’s core operations.

(3)

This adjustment reflects the professional services fee paid by the Company related to the Texas franchise tax settlement.  These costs are exclusive of the Company’s routine business operations and have been excluded to present additional insights on InfraREIT’s core operations.

(4)

This adjustment relates to the potential taxes and associated accrued interest and penalties that were removed from the Company’s Consolidated Balance Sheets and recognized as an income tax benefit on the Consolidated Statements of Operations as a result of the franchise tax settlement with the state of Texas.  This adjustment is not typical of the Company’s business operations and has been excluded to provide additional insights into InfraREIT’s core operations.

(5)

The weighted average common shares outstanding of 44.0 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.7 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

(6)

The weighted average common shares outstanding of 43.9 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.8 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

(7)

The weighted average common shares outstanding of 43.8 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) adding back the transaction costs related to the Asset Exchange Transaction; (c) adjusting for other income (expense), net; (d) adding back the professional services fee related to the franchise tax settlement with the state of Texas; and (e) removing the effect of the Texas franchise tax settlement.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, unaudited)	2018	2017	2018	2017
Net income	$23,936	$10,129	$41,700	$21,146
Depreciation	11,992	12,982	23,569	25,669
FFO	35,928	23,111	65,269	46,815
Base rent adjustment (1)	(2,021)	342	(2,141)	1,299
Other income, net (2)	(374)	(17)	(1,107)	(20)
Transaction costs (3)	—	1,937	151	1,937
Texas franchise tax professional services fee (4)	1,196	—	1,196	—
Texas franchise tax settlement (5)	(5,633)	—	(5,633)	—
AFFO	$29,096	$25,373	$57,735	$50,031

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $0.4 million and $1.1 million for the three and six months ended June 30, 2018.  There was no AFUDC on other funds recorded during the three and six months ended June 30, 2017.

(3)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(4)	See footnote (3) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(5)	See footnote (4) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of Forecasted Guidance for 2018

Forecasted GAAP Net Income Attributable to InfraREIT, Inc. Per Share to Non-GAAP EPS

The Company provides yearly guidance for Non-GAAP EPS, which is one of the supplemental financial measures it uses in evaluating the Company’s operating performance.  The Company believes that Non-GAAP EPS helps the Company and investors better understand the Company’s business and performance by providing perspectives not immediately apparent from net income.

The following table sets forth a reconciliation of the forecasted GAAP net income attributable to InfraREIT, Inc. per share to Non-GAAP EPS for the year ending December 31, 2018:

	Full Year 2018
(Per share amounts, unaudited)	Low	High
Net income attributable to InfraREIT, Inc.	$1.36	$1.46
Net income attributable to noncontrolling interest	1.36	1.46
Net income	1.36	1.46
Base rent adjustment	(0.08)	(0.08)
Transaction costs	0.01	0.01
Texas franchise tax professional services fee	0.02	0.02
Texas franchise tax settlement	(0.09)	(0.09)
Non-GAAP EPS	$1.22	$1.32

For additional information, contact:

For Investors:	Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Engagement & International Relations
Hunt Consolidated, Inc.
214-978-8534

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